Exhibit (16)

POWER OF ATTORNEY

FOR

SECURITIES AND EXCHANGE COMMISSION

AND RELATED FILINGS

The undersigned directors of KAYNE ANDERSON MLP INVESTMENT COMPANY (the “Fund”) hereby appoint each of KEVIN S. MCCARTHY, DAVID J. SHLADOVSKY and DAVID A. HEARTH (with full power to act alone), their attorney-in-fact and agent, in all capacities, to execute (i) the Fund’s Registration Statement on Form N-14, in connection with the Fund’s exchange offer of certain senior unsecured notes, to be filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), (ii) any and all amendments thereto (including post-effective amendments) (collectively, as amended and including post-effective amendments, the “Registration Statement”), and (iii) any registration statement (including post-effective amendments thereto) filed by the Fund pursuant to Rule 462(b) under the Securities Act which relates to the Registration Statement, and, in each case, to file the same, with all exhibits thereto, and any and all documents in connection therewith, with the SEC under the Securities Act and the 1940 Act and the rules and regulations promulgated thereunder. The undersigned directors of the Fund grant to said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

The undersigned directors of Kayne Anderson MLP Investment Company hereby execute this Power of Attorney in the capacities and on the dates indicated.

By:	/s/ Anne K. Costin	Date: November 5, 2013
Anne K. Costin, Director

By:	/s/ Steven S. Good	Date: November 5, 2013
Steven C. Good, Director

By:	/s/ Gerald I. Isenberg	Date: November 5, 2013
Gerald I. Isenberg, Director

By:	/s/ William H. Shea	Date: November 5, 2013
William H. Shea, Director